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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated May 9, 1997 included in Registration Statement File No. 333-27341. It should be noted that we have not audited any financial statements of EV International, Inc. subsequent to February 28, 1997 or performed any audit procedures subsequent to the date of our report.

                                             /s/ ARTHUR ANDERSEN LLP

New York, New York,
April 20, 1998